EXHIBIT 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Breeze-Eastern Corporation (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 27, 2011	/s/ D. Michael Harlan, Jr.
D. Michael Harlan, Jr.
President & Chief Executive Officer

Date: October 27, 2011	/s/ Mark D. Mishler
Mark D. Mishler
Chief Financial Officer